UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 5, 2010
Broadcom Corporation

(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine,
California	92617

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Bonus Awards for 2009 Plan Year Under Broadcom Corporation Performance Bonus Plan
On February 5, 2010 the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Broadcom Corporation (the “Company” or “Broadcom”) awarded cash bonuses under the Broadcom Corporation Performance Bonus Plan (the “Performance Bonus Plan”). The total amount to be paid under the Performance Bonus Plan for 2009 will be approximately $69.7 million. The total dollar amount of the 2009 bonus pool established under the Performance Bonus Plan was determined in accordance with the following metrics: 40% based on the relative revenue growth rate of the Company, 40% based on the Company’s cash flow from operations and 20% based on a discretionary component set by the Compensation Committee. The Compensation Committee exercised its discretion in awarding to the executive officers the bonuses set forth below.
The following chart sets forth the actual bonus awarded to each of our current executive officers who was a named executive officer in 2008 and/or is expected to be a named executive officer in 2009:

Total Amount
Executive Officer	of Bonus
Scott A. McGregor
President and Chief Executive Officer	$1,242,150
Eric K. Brandt
Executive Vice President and Chief Financial Officer	$500,000
Arthur Chong
Executive Vice President, General Counsel and Secretary	$525,000
Thomas F. Lagatta
Executive Vice President, Worldwide Sales	$416,250
Daniel A. Marotta
Executive Vice President & General Manager, Broadband Communications Group	$400,000
Robert A. Rango
Executive Vice President & General Manager, Wireless Connectivity Group	$500,000
Robert L. Tirva
Senior Vice President, Corporate Controller and Principal Accounting Officer	$225,000
Nariman Yousefi[1]
Senior Vice President, Infrastructure Technologies	$365,625

[1]	Mr. Yousefi served as Senior Vice President & General Manager, Enterprise Networking Group, an executive officer position, during 2009 and until February 1, 2010. Effective February 1, 2010, Mr. Yousefi transitioned to a new role and is no longer an executive officer.

8.01 Other Events.
On February 5, 2010, as part of Broadcom’s regular annual equity compensation review program, the Compensation Committee granted 10.2 million shares subject to equity awards, which included 2.3 million employee stock options and 7.9 million restricted stock units.
For comparison purposes, the following chart sets forth the approximate number of employee stock options and restricted stock units granted in 2010 and in prior years as part of Broadcom’s regular annual equity compensation review program:

Approximate
	Approximate	Number of
	Number of Stock	Restricted	Approximate
Year	Options	Stock Units	Total
2010	2.3 million	7.9 million	10.2 million
2009	2.5 million	10.5 million	13.0 million
2008	5.2 million	14.2 million	19.4 million
2007	14.7 million	7.4 million	22.1 million

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation
February 8, 2010	By:	/s/ Eric K. Brandt
		Name:	Eric K. Brandt
		Title:	Executive Vice President and Chief Financial Officer